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                                                                     EXHIBIT 5.1

                                                                February 2, 2000

N2H2, Inc.
900 Fourth Avenue, Suite 3400
Seattle, Washington  98164

Registration Statement on Form S-8

Ladies and Gentlemen:

        We have examined the registration statement on Form S-8 (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on January 25, 2000 in connection with the registration under the Securities Act of 1933, as amended, of a total of 5,630,873 shares of your common stock (the "Shares") issued or reserved for issuance under the 1997 Stock Option Plan, as amended, the 1999 Stock Option Plan, the 1999 Nonemployee Director Stock Option Plan, the 1999/2000 Transition Stock Option Plan, the Nonqualified Stock Option Agreement for William A. Golding, the Nonqualified Stock Option Agreement for Eric H. Posner, the Nonqualified Stock Option Agreement for David W. Arnold, the Nonqualified Stock Option Agreement for A. Farzeen Mohazzabfar, the Nonqualified Stock Option Agreement for Richard P. Giacchetti and the Nonqualified Stock Option Agreement for Mathew F. Highsmith. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

        It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and in any amendment thereto.

                               Very truly yours,

                               /s/ Lane Powell Spears Lubersky LLP

                               Lane Powell Spears Lubersky LLP